                                                                   EXHIBIT 99.1


                      [FOX CHASE BANCORP, INC. LETTERHEAD]

                                  NEWS RELEASE
                                  ------------

FOR IMMEDIATE RELEASE

DATE:    July 31, 2008
CONTACT: Roger Deacon
         Chief Financial Officer
PHONE:   (215) 682-4116

                      FOX CHASE BANCORP ANNOUNCES EARNINGS
                             FOR 2008 SECOND QUARTER

HATBORO, PA, JULY 31, 2008 - Fox Chase Bancorp, Inc. (the "Company") (NASDAQ GM:
FXCB), the holding company for Fox Chase Bank (the "Bank"), today announced net income of $304,000 and $649,000 for the three and six months ended June 30, 2008, respectively, compared to net income of $852,000 and $1.1 million for the three and six months ended June 30, 2007, respectively.

Net income for the three and six months ended June 30, 2008 included a one-time expense of $244,000 and $297,000, respectively (after tax $161,000 and $196,000) associated with final distributions from the Company's terminated pension plan. Net income for the three and six months ended June 30, 2007 included a gain of $874,000 (after tax $577,000) related to the sale of the Bank's former operations center.

Highlights for the three and six month periods included:
    o Loans totaled $525.1 million at June 30, 2008, representing a $118.3 million, or 29.1%, increase from June 30, 2007 and a $78.1 million, or 17.5%, increase from December 31, 2007.
    o Net interest income increased $628,000, or 13.9%, to $5.1 million for the three months ended June 30, 2008, compared to $4.5 million for the three months ended June 30, 2007

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FOX CHASE BANCORP, INC.                               2nd QUARTER EARNINGS 2008
PAGE 2


         and increased $1.2 million, or 13.7%, to $10.1 million for the six months ended June 30, 2008 from $8.9 illion for the same period in 2007; and
    o Continued emphasis on expense reduction strategies resulting in nominal increases in noninterest expenses.

Thomas M. Petro, President and CEO stated, "Strong second quarter performance, evidenced by solid loan growth, good asset quality, tight expense controls and an improving net interest margin demonstrates that our business strategy is working. While maintaining our disciplined approach to loan underwriting and structuring, we were able to generate significant loan growth during the quarter. We were able to leverage our investments in the commercial lending business by growing the loan portfolio without significant additional expenditures. Like other banks, we continue to operate in a very challenging economic and competitive environment. We are working diligently to address these challenges with particular focus on asset quality and expense management."


Total assets increased $37.7 million, or 4.6%, to $850.6 million at June 30, 2008, compared to $812.9 million at December 31, 2007. Loans increased $78.1 million from December 31, 2007 to June 30, 2008. Approximately $57.9 million of this increase was in commercial, commercial real estate and construction loans as we continue our strategic initiative to increase our commercial loan portfolio. The growth in loans was primarily funded through the liquidation of $60.0 million in short-term auction rate bonds, which accounted for the majority of the $66.8 million decrease in investment securities available-for-sale, and the liquidation of $20.0 million of money market funds. Federal Home Loan Bank advances increased approximately $39.9 million, which funded a majority of the $46.2 million increase in mortgage related securities due to a leverage strategy implemented during the first quarter of 2008. Deposits decreased $2.4 million, or 0.4%, from $585.6 million at December 31, 2007 to $583.2 million at June 30, 2008.

Net interest income increased $628,000, or 13.9%, and $1.2 million, or 13.7%, during the three and six months ended June 30, 2008, respectively, compared to the same periods in 2007. The increases in net interest income were primarily due to the increase in loans. The Company's net interest margin was 2.48% for the three months ended June 30, 2008, compared to 2.50% for the comparable period in 2007 and 2.39% for the three months ended March 31, 2008. The increase from the March 31, 2008 quarter was primarily the result of a change in composition of interest-

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FOX CHASE BANCORP, INC.                                2nd QUARTER EARNINGS 2008
PAGE 3

earning assets to higher-yielding loans from lower-yielding investment securities as well as deposits repricing to lower rates in the second quarter of 2008.

The Company recorded provisions for loan losses of $225,000 and $400,000 for the three and six months ended June 30, 2008, respectively and $75,000 for both the three and six months ended June 30, 2007. The increase in the provision reflected loan growth, primarily in the commercial categories discussed previously and an increase in nonperforming and classified assets. Nonperforming assets totaled $1.5 million, or 0.17% of total assets, at June 30, 2008 compared to $819,000, or 0.10% of total assets, at December 31, 2007 and $241,000, or 0.03% of total assets, at June 30, 2007. The allowance for loan losses at June 30, 2008 was 0.71% of total loans compared to 0.75% of total loans at December 31, 2007. The allowance for loan losses as a percentage of nonperforming loans was 258% at June 30, 2008 as compared to 412% at December 31, 2007.

Noninterest expense increased by $409,000, or 9.0% and $674,000, or 7.5%, between the three and six months ended June 30, 2008 and 2007, respectively. The increase for the three and six month periods was primarily a result of increased salaries and benefits costs due to the previously discussed expense associated with final distributions from the Company's terminated pension plan, expense associated with the awards granted under the Company's 2007 Equity Incentive Plan, costs associated with the opening of the Bank's West Chester, Pennsylvania branch in October 2007 as well as annual merit increases. These increases were offset by a decrease in professional fees due to litigation related matters in 2007 and lower levels of Sarbanes-Oxley compliance costs.

During the three and six months ended June 30, 2008, the Company repurchased 97,700 and 128,900 shares of common stock, respectively, in conjunction with its stock repurchase program announced in February 2008 (the "February 2008 program"). There are 198,100 shares remaining to be repurchased under the February 2008 program. Additionally, the Company announced that its Board of Directors approved the repurchase of up to an additional 5% of its common shares outstanding (excluding shares held by Fox Chase MHC), or an additional 327,000 shares (the "July 2008 program"). The July 2008 program authorizes shares to be repurchased on the open market or in privately negotiated transactions. The July 2008 program would be executed after completion of purchases related to the February 2008 program. Timing

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FOX CHASE BANCORP, INC.                                2nd QUARTER EARNINGS 2008
PAGE 4

and volume of purchases will depend on market conditions and other factors. Repurchased shares will be held in treasury.

Fox Chase Bancorp, Inc. is the mid-tier stock holding company of Fox Chase Bank. The Bank is a federally chartered savings bank originally established in 1867. The Bank offers traditional banking services and products from its main office in Hatboro, Pennsylvania and ten branch offices in Bucks, Montgomery, Chester, Delaware and Philadelphia Counties in Pennsylvania and Atlantic and Cape May Counties in New Jersey. For more information, please visit the Bank's website at www.foxchasebank.com.
--------------------

This news release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets; changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.


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FOX CHASE BANCORP, INC.                                2nd QUARTER EARNINGS 2008
PAGE 5

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                  THREE MONTHS ENDED            SIX MONTHS ENDED
                                                                      JUNE 30,                       JUNE 30,
                                                               --------------------------  ---------------------------
                                                                    2008          2007           2008         2007
                                                               -------------------------------------------------------
   INTEREST INCOME
      Interest and fees on loans                                  $  7,181      $   6,044     $14,309       $11,592
      Interest on money market funds                                   246              -         521             -
      Interest on mortgage related securities                        3,206          1,712       6,110         3,530
      Interest on investment securities available-for-sale:
        Taxable                                                        104            455         755           908
        Non-taxable                                                    155            259         323           504
      Dividend income                                                   66             62         124           128
      Other interest income                                             37          1,494         107         2,951
                                                                 ---------     ----------    --------      --------
            TOTAL INTEREST INCOME                                   10,995         10,026      22,249        19,613
                                                                 ---------     ----------    --------      --------


   INTEREST EXPENSE
      Deposits                                                       4,552          5,143       9,659        10,013
      Federal Home Loan Bank advances                                1,120            370       2,150           736
      Other borrowed funds                                             182              -         364             -
                                                                 ---------     ----------    --------      --------
            TOTAL INTEREST EXPENSE                                   5,854          5,513      12,173        10,749
                                                                 ---------     ----------    --------      --------
            NET INTEREST INCOME                                      5,141          4,513      10,076         8,864
     Provision for loan losses                                         225             75         400            75
                                                                 ---------     ----------    --------      --------
            NET INTEREST INCOME AFTER PROVISION
              FOR LOAN LOSSES                                        4,916          4,438       9,676         8,789
                                                                 ---------     ----------    --------      --------

   NONINTEREST INCOME
      Service charges and other fee income                             224            208         415           424
      Net gain on sale of:
        Loans                                                            1             16           4            73
        Fixed assets                                                     -            874           -           874
          Securities available-for-sale                                 48              -         118             -
      Income on bank-owned life insurance                              113            109         224           216
      Other                                                             17             51          35           107
                                                                 ---------     ----------    --------      --------
            TOTAL NONINTEREST INCOME                                   403          1,258         796         1,694
                                                                 ---------     ----------    --------      --------

   NONINTEREST EXPENSE
      Salaries, benefits and other compensation                      3,064          2,252       5,862         4,669
      Occupancy expense                                                468            480         954           879
      Furniture and equipment expense                                  227            250         443           482
      Data processing costs                                            409            388         802           761
      Professional fees                                                265            512         578           985
      Marketing expense                                                125            176         220           297
      FDIC premiums                                                     25             22          55            42
      Other                                                            373            467         764           889
                                                                 ---------     ----------    --------      --------
            TOTAL NONINTEREST EXPENSE                                4,956          4,547       9,678         9,004
                                                                 ---------     ----------    --------      --------
            INCOME BEFORE INCOME TAXES                                 363          1,149         794         1,479
        Income tax provision                                            59            297         145           334
                                                                 ---------     ----------    --------      --------
            NET INCOME                                            $    304      $     852     $   649       $ 1,145
                                                                 =========     ==========    ========      ========

Earnings per share:
Basic                                                             $   0.02      $    0.06     $  0.05       $  0.08
Diluted                                                           $   0.02      $    0.06     $  0.05       $  0.08

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FOX CHASE BANCORP, INC.                                2nd QUARTER EARNINGS 2008
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

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
                                                                                  JUNE 30,            DECEMBER 31,
                                                                                    2008                  2007
                                                                                -------------        --------------
                                                                                 (UNAUDITED)
ASSETS

Cash and due from banks                                                         $       1,929        $        3,307
Interest-earning demand deposits in other banks                                         5,732                 7,968
Money market funds                                                                          -                20,000
                                                                                -------------        --------------
     Total cash and cash equivalents                                                    7,661                31,275
Investment securities available-for-sale                                               24,391                91,159
Mortgage related securities available-for-sale                                        251,367               205,145
Loans, net of allowance for loan losses of $3,760 and $3,376
     at June 30, 2008 and December 31, 2007, respectively                             525,128               447,035
Federal Home Loan Bank stock, at cost                                                   8,067                 5,875
Bank-owned life insurance                                                              11,986                11,762
Premises and equipment                                                                 14,074                14,466
Accrued interest receivable                                                             3,298                 3,360
Mortgage servicing rights                                                               1,003                 1,066
Deferred tax asset, net                                                                 1,327                   410
Other assets                                                                            2,340                 1,366
                                                                                -------------        --------------
     TOTAL ASSETS                                                               $     850,642        $      812,919
                                                                                =============        ==============

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Deposits                                                                        $     583,233        $      585,560
Federal Home Loan Bank advances                                                       119,912                80,000
Other borrowed funds                                                                   20,000                20,000
Advances from borrowers for taxes and insurance                                         3,146                 2,374
Accrued interest payable                                                                  557                   504
Accrued expenses and other liabilities                                                  2,725                 2,110
                                                                                -------------        --------------
     TOTAL LIABILITIES                                                                729,573               690,548
                                                                                -------------        --------------

STOCKHOLDERS' EQUITY

Preferred stock ($.01 par value; 1,000,000 shares authorized,
     none issued and outstanding at June 30, 2008 or December 31, 2007)                     -                     -
Common stock ($.01 par value; 35,000,000 shares authorized,
     14,679,750 shares issued; 14,223,850 and 14,352,750 shares outstanding
     at June 30, 2008 and December 31, 2007, respectively)                                147                   147
Additional paid-in capital                                                             63,423                62,909
Treasury stock (at cost, 455,900 and 327,000 shares at June 30, 2008 and
     December 31, 2007, respectively)                                                  (5,456)               (3,924)
Common stock acquired by benefit plans                                                 (8,540)               (8,732)
Retained earnings                                                                      72,124                71,475
Accumulated other comprehensive income (loss), net                                       (629)                  496
                                                                                --------------       --------------
     TOTAL STOCKHOLDERS' EQUITY                                                       121,069               122,371
                                                                                -------------        --------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                      $     850,642        $      812,919
                                                                                =============        ==============

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FOX CHASE BANCORP, INC.                                2nd QUARTER EARNINGS 2008
PAGE 7

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF THE COMPANY (UNAUDITED)
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                        June 30,       December 31,       June 30,
                                                         2008             2007              2007
                                                     -------------     ------------     ----------
CAPITAL RATIOS(1):

Tier 1 capital (to adjusted assets)                      11.63%            12.03%          12.62%
Tier 1 risk-based capital (to risk-weighted assets)      20.01             21.78           24.37
Total risk-based capital (to risk-weighted assets)       20.77             22.54           25.14

ASSET QUALITY INDICATORS:

Nonperforming loans(2)                                $  1,460         $     819        $    241

Real estate owned                                            -                 -               -
                                                     ---------        ----------       ---------

Total nonperforming assets                            $  1,460         $     819        $    241
                                                     =========        ==========       =========

Ratio of nonperforming loans to total loans               0.28%             0.18%           0.06%
                                                     =========        ==========       =========

Ratio of nonperforming loans to total assets              0.17              0.10            0.03
                                                     =========        ==========       =========

Ratio of allowance for loan losses to total loans         0.71              0.75            0.74
                                                     =========        ==========       =========

Ratio of allowance for loan losses to
   nonperforming loans                                     258%              412%          1,255%
                                                     =========        ==========       =========



                                                        At or for the Three Months Ended;

                                                 June 30,           March 31,           June 30,
                                                   2008                2008               2007
                                              ----------------    ---------------    ----------------
PERFORMANCE RATIOS (3):
         Return on average assets                0.14%              0.16%                0.45%
         Return on average equity                0.99               1.12                 2.69
         Net interest margin                     2.48               2.39                 2.50

OTHER:
         Book value per share                  $ 8.56             $ 8.62               $ 8.63
         Employees (full-time equivalents)        138                140                  141


(1) Represents capital ratios of Fox Chase Bank
(2) Includes nonaccruing loans and accruing loans past due 90 days or more
(3) Annualized


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